Exhibit 10.3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on August 13, 2025, by and between Eve Holding, Inc. (the “Issuer”), and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, subject to the terms and conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer 4,123,711 shares (the “Acquired Shares”) of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”), for a purchase price per share of Common Stock of $4.85 and an aggregate purchase price of $19,999,998.35 (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Closing (as defined below);

WHEREAS, the issuance and sale of the Acquired Shares pursuant to this Subscription Agreement have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) (File No. 333-287863) (the “Registration Statement”); and

WHEREAS, on or about the date of this Subscription Agreement, the Issuer is entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and each, an “Other Subscriber”), pursuant to which the Other Subscribers have agreed to purchase Common Stock at the Purchase Price (such securities of the Other Subscribers, the “Other Subscribed Securities”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (the “Issuance” and, together with such subscription, the “Subscription”).

2.Closing.

(a)The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date which is the first business day after the 20th business day after an information statement of the type contemplated by Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), related to the Issuance (such information statement, the “Information Statement”) is mailed to the stockholders of the Issuer; provided, however, that if all conditions set forth in Section 2(b) (other than those conditions that by their terms are to be satisfied at the Closing) have not been satisfied or waived on such date, the Closing shall occur on the first business day after all such conditions set forth in Section 2(b) shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or such other time and place as the parties hereto may mutually agree in writing (the “Closing Date”). Subscriber shall deliver to the Issuer on the Closing Date the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer to the Subscriber (which account shall be specified by the Issuer at least two (2) business days prior to the Closing Date). On the Closing Date, the Issuer shall deliver to its transfer agent (the “Transfer Agent”) an instruction letter and other ancillary documents requesting the transfer of the Acquired Shares in book entry form, free and clear of any liens, encumbrances or other restrictions whatsoever (other than those arising under state or federal securities laws or imposed by Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Sao Paulo, Brazil, are open for the general transaction of business.

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   (b)The Closing shall be subject to the satisfaction, or valid waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)                  solely with respect to the Issuer:

(1)      the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date), except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Subscriber Material Adverse Effect” (as defined below) or another similar materiality qualification set forth herein), individually or in the aggregate, would not reasonably be expected to have a Subscriber Material Adverse Effect;

(2)        Subscriber shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing; and

(3)        Subscriber shall have delivered the Purchase Price in compliance with the terms of this Subscription Agreement; and

(4)         the Issuer shall have obtained the required stockholder approval of the Issuance in accordance with the rules and regulations of the New York Stock Exchange (“NYSE”) by vote at a stockholder meeting or by written consent (the “Stockholder Approval”).

(ii)               solely with respect to Subscriber:

(1)   the representations and warranties made by the Issuer in this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date), except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Issuer Material Adverse Effect” (as defined below) or another similar materiality qualification set forth herein), individually or in the aggregate, would not reasonably be expected to have an Issuer Material Adverse Effect;

(2)    the Issuer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing;

(3)    no suspension or stop order of the qualification of the Common Stock for offering or sale or trading or the effectiveness of the Registration Statement by the Commission or under applicable rules of the NYSE, or initiation or threatening in writing of any proceedings for any of such purposes, shall have occurred, and the Acquired Shares shall be approved for listing on NYSE, subject to official notice of issuance;

(4)  no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Subscribed Securities) shall have been amended, modified or waived in any manner that benefits, in any material respect, any Other Subscriber unless the Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons);

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(5)    from the date hereof through the Closing Date, there shall have been no Issuer Material Adverse Effect; and

(6)      the Issuer shall have obtained the Stockholder Approval.

(iii)    no governmental authority having applicable jurisdiction shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement (each, a “Restraint”).

(c)         Upon the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber and the Issuer shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to reasonably assist and cooperate with the other party hereto in doing, all things reasonably necessary, proper or advisable under applicable legal requirements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Subscription Agreement.

3.Issuer Representations and Warranties. The Issuer represents and warrants to Subscriber that:

(a)Each of the Issuer and each of its subsidiaries is duly incorporated or formed (as applicable), validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable), with all corporate, limited liability company, partnership or other entity power and authority to own, lease and operate its properties and conduct its business as presently conducted and, with respect to the Issuer, to enter into, deliver and perform its obligations under this Subscription Agreement. Except where such noncompliance would not reasonably be expected to constitute an Issuer Material Adverse Effect, the Issuer and each of its subsidiaries is duly qualified to do business as a foreign corporation and, to the extent applicable, in good standing, in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business required such qualification.

(b)The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than, as applicable, (i) the filing with the Commission of a Current Report on Form 8-K reporting on the transactions contemplated hereby (the “Announcing Form 8-K”); (ii) the filing with the Commission of the supplement to the base prospectus that was included in the Registration Statement at the time of effectiveness (the “Base Prospectus”), in compliance with Rule 424(b) of the Securities Act, relating to the Acquired Shares (the “Prospectus Supplement”); (iii) the filing with the Commission of the Information Statement; (iv) filings required by applicable state securities laws; (v) filings required by NYSE; (vi) consents, waivers, authorizations, notices or filings that will be obtained or made on or prior to the Closing; and (vii) any filing, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

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(c)As of the Closing Date, the Acquired Shares will be duly authorized by the Issuer and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and the Prospectus Supplement, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances or other restrictions (except as otherwise stated herein) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware or otherwise. The Issuer has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on June 25, 2025, including the Base Prospectus. The Acquired Shares will be issued pursuant to the Registration Statement. The Issuer was at the time of the filing of the Registration Statement, is as of the date hereof and will be as of the Closing Date, eligible to use Form S-3. The Registration Statement is effective under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Base Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Issuer, are threatened by the Commission. At the time the Registration Statement became effective, at the date of this Subscription Agreement and at the applicable Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules thereunder and did not contain and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Base Prospectus, at the time the Base Prospectus was filed and on the Closing Date complied and will comply in all material respects with the requirements of the Securities Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus Supplement, at the time the Prospectus Supplement is filed, will comply in all material respects with the requirements of the Securities Act and the rules thereunder and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, this Subscription Agreement is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e)The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Acquired Shares by the Issuer, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, which, in the case of clauses (i) and (iii), would reasonably be expected to have an Issuer Material Adverse Effect. For purposes of this Subscription Agreement, an “Issuer Material Adverse Effect” shall mean an event, change, development, occurrence, condition or effect with respect to the Issuer and its subsidiaries, taken together as a whole (on a consolidated basis), that, would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Issuer and its subsidiaries, taken together as a whole (on a consolidated basis), or the Issuer’s ability to consummate the transactions contemplated by this Subscription Agreement, including the issuance and sale of the Acquired Shares.

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(f)The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Issuer is a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer, or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(g)Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer, or (ii) judgment, decree, injunction, ruling or order of any governmental authority outstanding against the Issuer.

(h)None of the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up, nor does the Issuer or any of its subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(i)The Issuer is not, and immediately after receipt of payment for the Acquired Shares, will not be, an “investment company” or a company “controlled by an investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(j)There has been no action taken by the Issuer, any of its subsidiaries, or any of its or their directors, officers or employees, or, to the best knowledge of the Issuer, any of its or their agents or representatives, in each case acting on behalf of the Issuer, in each case, in violation of any applicable Anti-Corruption Laws (as herein defined), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official (as such term is defined in the Foreign Corrupt Practices Act of 1977, amended (the “FCPA”) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Anti-Corruption Laws, and the Issuer and its subsidiaries and, to the best knowledge of the Issuer, its other affiliates, have conducted their businesses in compliance with the Anti-Corruption Laws. The Issuer has not (i) been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws; (ii) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. The Issuer will not, directly or indirectly, use the proceeds of the issuance of any Common Stock issued on the Closing Date, or lend, contribute or otherwise make available such proceeds in a manner which could knowingly result in a violation by any person or entity of any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” shall mean any applicable laws in any jurisdiction relating to corruption and bribery, including the FCPA, the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption to which the Issuer, its subsidiaries and its other affiliates are subject.

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(k)As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by the Issuer with the Commission since May 9, 2022 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date thereof, there are no material outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. The financial statements of the Issuer and its subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. To the Issuer’s knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Base Prospectus and the Prospectus Supplement, is (x) an independent public accounting firm within the meaning of the Securities Act and the rules and regulations of the Commission thereunder, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(l)As of the date hereof, the authorized share capital of the Issuer consists of 1,000,000,000 shares of Common Stock and 100,000,000 preferred shares, par value $0.001 per share (“Preferred Shares”). As of the close of business on the date immediately prior to the date hereof: (i) 300,881,904 shares of Common Stock and no Preferred Shares are issued and outstanding; (ii) the Issuer’s outstanding warrants are as described in the SEC Reports (except for subsequent issuances, if any, pursuant to the exercise of such warrants or the vesting of restricted stock units); (iii) no shares of Common Stock are subject to issuance upon exercise of outstanding options; and (iv) 3,578,148 shares of Common Stock are subject to issuance upon the vesting of outstanding restricted stock units. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Subscription Agreement.

(m)All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to and were not issued in violation of any preemptive rights and (ii) outstanding warrants of the Issuer have been duly authorized and validly issued, are fully paid and are not subject to and were not issued in violation of any preemptive rights.

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(n)The Issuer’s subsidiaries consist of all the entities listed on Exhibit 21.1 to the Issuer’s Form 10-K filed with the Commission on March 11, 2025. Except as described in the SEC Reports, the Issuer, directly or indirectly, owns of record and beneficially, free and clear of all liens, all of the issued and outstanding capital stock or equity interests of each of its subsidiaries. All of the issued and outstanding capital stock or equity interests of the Issuer’s subsidiaries has been duly authorized and validly issued, and in the case of corporations, is fully paid and non-assessable. Except as described in the SEC Reports, there are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Issuer’s subsidiaries of any securities of such subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

(o)The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on NYSE. The Issuer has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act. The Issuer has not, in the twelve months preceding the date hereof, received notice from NYSE to the effect that the Issuer is not in compliance with the listing or maintenance requirements of such trading market.  The Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Issuer is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(p)The Issuer represents and warrants that neither it nor any of its subsidiaries, nor any of their respective officers, directors or employees, nor, to the best knowledge of the Issuer, any of its or their agents or representatives, is (i) a person named on the List of Specially Designated Nationals and Blocked Persons or any other list of sanctioned parties administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, or any similar list of sanctioned parties administered by the United Nations Security Council, the Federative Republic of Brazil, the European Union or any individual European Union member state, or the United Kingdom (collectively, the “Sanctions Lists”); (ii) located in, resident in, established under the laws of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic region of Ukraine, the so-called Luhansk People’s Republic region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (iv) acting on behalf of or at the direction of any of the foregoing (each such party described in the foregoing clauses (i), (ii), and/or (iii), a “Sanctioned Person”); or (v) providing banking services directly or indirectly to a non-U.S. shell bank. The Issuer (i) shall not, directly or indirectly, use the proceeds of the issuance of any Common Stock issued on the Closing Date, or lend, contribute, or otherwise make such proceeds available, in any manner that could knowingly result in a violation of any applicable Sanctions Lists; and (ii) agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Issuer is permitted to do so under applicable law. The Issuer also represents that, to the extent required under applicable law, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of investors who purchased shares of Common Stock directly from the Issuer against Sanctions Lists.

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(q)Except where the failure to comply would not reasonably be expected to have an Issuer Material Adverse Effect, (i) the Issuer and its subsidiaries are in compliance with all applicable laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and with the terms of all employee benefit plans (as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are maintained or sponsored by the Issuer or its subsidiaries for the benefit of their respective current or former employees and with respect to which the Issuer or its subsidiaries have any liability (“ERISA Documents”), and (ii) each such ERISA Document is in compliance with all applicable requirements of ERISA.

(r)The Issuer and its subsidiaries are in compliance with all applicable Requirements of Environmental Law, except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. The Issuer and its subsidiaries have not received within the past three years any written notice from any governmental authority of any violation or alleged violation of any Requirements of Environmental Law in connection with their respective properties, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. For purposes of this Subscription Agreement, “Requirements of Environmental Law” shall mean all requirements imposed by any law rule, regulation, or order of any governmental authority which relate to (i) the environment, (ii) the preservation or reclamation of natural resources or (iii) the generation, management, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation of any waste, substance, product or material defined or regulated as “hazardous” or “toxic” by any applicable law, rule, regulation or order, including petroleum and any fraction thereof, and any radioactive materials and waste.

(s)The Issuer maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer’s internal control over financial reporting is effective and the Issuer is not aware of any material weaknesses in its internal control over financial reporting.

(t)The Issuer has filed all federal, state, local and foreign tax returns, or extensions thereof, which have been required to be filed by it and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have an Issuer Material Adverse Effect.

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(u)To the Issuer’s knowledge, the Issuer and its subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property necessary for the conduct of their respective businesses as now conducted or presently proposed to be conducted (collectively, the “Intellectual Property”) except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect, (i) to the Issuer’s knowledge, there are no rights of third parties to any such Intellectual Property owned by the Issuer and the subsidiaries; (ii) to the Issuer’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s and its subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) to the Issuer’s knowledge, the Issuer and its subsidiaries have not infringed or otherwise violated any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) the Issuer and its subsidiaries have not received any written or other communications alleging the Issuer or the Issuer’s subsidiaries have infringed or otherwise violated any patent, trademark, copyright, trade secret or other proprietary rights of others; and (vii) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others that the Issuer or its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others.

(v)The Issuer and the subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are (i) adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Issuer and the subsidiaries as currently conducted, and (ii) to the Issuer’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Issuer and the subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect (i) their material confidential information in their possession or control and (ii) the integrity, operation, redundancy and security of all IT Systems used in connection with their businesses. To the Issuer’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to IT Systems or personal data in the Issuer’s and the subsidiaries’ possession or control except as would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

(w)Since the date of the latest unaudited financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in an Issuer Material Adverse Effect, (ii) the Issuer has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Issuer’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Issuer has not altered its method of accounting, (iv) the Issuer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Issuer has not issued any equity securities to any officer, director or affiliate, except pursuant to the existing Issuer equity compensation plan.

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(x)Except with respect to the material terms and conditions of the transactions contemplated by the Subscription Agreements, the Issuer confirms that neither it nor any other person acting on its behalf has provided Subscriber or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement.  The Issuer understands and confirms that Subscriber will rely on the foregoing representation in effecting transactions in securities of the Issuer. The Issuer acknowledges and agrees that Subscriber does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(y)Any Other Subscription Agreement entered into with any Other Subscriber in connection with such Other Subscriber’s direct or indirect investment in the Issuer reflects the same Purchase Price and substantially the same other material terms and conditions with respect to the purchase of Common Stock that are no more favorable in the aggregate to any other purchaser than the material terms of this Subscription Agreement are to Subscriber (other than (i) governance and transfer rights granted to the anchor investor, and (ii) terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Common Stock).

4.Subscriber Representations and Warranties.  Subscriber represents and warrants to the Issuer that:

(a)Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (to the extent applicable in the relevant jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming that this Subscription Agreement has been duly authorized, executed and delivered by the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, have been duly authorized and approved by all necessary action. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the Issuer nor any of its affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

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(d)The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) Subscriber’s organizational documents or under any law, rule, regulation, agreement or other obligation by which Subscriber is bound; and (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of their respective properties, that would reasonably be expected to have a material adverse effect on the ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”).

(e)Subscriber acknowledges that there have been no, and in purchasing the Acquired Shares Subscriber is not relying on any, representations, warranties, covenants or agreements made to Subscriber by the Issuer, its subsidiaries or any of their affiliates or any control persons, officers, directors, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in Section 3 of this Subscription Agreement.

(f)To the extent applicable to it, Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of ERISA, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(g)In making its decision to purchase the Acquired Shares, Subscriber represents that it has conducted and completed its own independent due diligence, to the extent deemed appropriate by Subscriber, and has independently made its own analysis and decision with respect to the Subscription. Subscriber further represents that, except for the representations, warranties, covenants and agreements made by the Issuer herein, it is relying exclusively on its own sources of information, investment analysis and due diligence, to the extent deemed appropriate by Subscriber (including professional advice Subscriber deems appropriate) with respect to the Subscription, the Acquired Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges and agrees that it has received, reviewed and understood the materials made available to it in connection with the Subscription and such other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s) have had the full opportunity to ask such questions, receive such answers and obtain such information from the Issuer directly as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. However, neither any such inquiries, nor any due diligence investigation conducted by Subscriber or any of Subscriber’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect Subscriber’s right to rely on the Issuer’s representations, warranties, covenants and agreements contained in this Subscription Agreement.

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(h)Subscriber was directly contacted by the Issuer and its representatives, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or a representative of the Issuer and were not offered to Subscriber by any other means.

(i)Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial, business and private equity matters as to be capable of evaluating the merits and risks of an investment, both in general and with regard to transactions and investment strategies involving a security or securities, including Subscriber’s investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(j)Subscriber represents and warrants that neither it nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, or, to the best knowledge of Subscriber, any of its or their agents or representatives, is (i) a Sanctioned Person; or (ii) providing banking services directly or indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the BSA/PATRIOT Act, Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the Sanctions Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(k)If Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) none of the Issuer or any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (4) is aware of and acknowledges that (A) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares, and (B) the Transaction Parties have a financial interest in the purchaser’s investment in the Acquired Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated by this Subscription Agreement.

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(l)Subscriber represents and warrants that it has sufficient funds to pay the Purchase Price pursuant to Section 2.

(m)There has been no action taken by the Subscriber, any of its affiliates, or any of its or their directors, officers or employees, or, to the best knowledge of the Subscriber, any of its or their agents or representatives, in each case acting on behalf of the Subscriber, in each case, in violation of any applicable Anti-Corruption Laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Anti-Corruption Laws, and the Subscriber and its subsidiaries and, to the best knowledge of the Subscriber, its other affiliates, have conducted their businesses in compliance with the Anti-Corruption Laws. The Subscriber has not (i) been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws; (ii) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws.

5.Registration Rights.

(a)The Issuer agrees that, as soon as practicable, but in no event later than ninety (90) calendar days after the Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Resale Registration Statement”), and the Issuer shall use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day (if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the tenth (10th) business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Resale Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations, provided, further, that the Issuer’s obligations to include the Acquired Shares in the Resale Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber, the intended method of disposition of the Acquired Shares (which shall be limited to non-underwritten public offerings) and such other information as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Resale Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. Any failure by the Issuer to file the Resale Registration Statement by the Filing Date or to cause the effectiveness of such Resale Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or cause the effectiveness of the Resale Registration Statement as set forth above in this Section 5.

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Upon the request of Subscriber, the Issuer will provide a draft of the Resale Registration Statement and any amendments and supplements thereto to Subscriber at least two (2) business days in advance of filing the Resale Registration Statement or any amendments or supplements thereto, and will reasonably promptly advise the Subscriber when the Resale Registration Statement has been declared effective by the SEC, provided that, for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Resale Registration Statement as a result of or in connection with Subscriber’s review. In no event shall Subscriber be identified as a statutory underwriter in the Resale Registration Statement unless requested by the Commission; provided, however, that, if the Commission requests that Subscriber be identified as a statutory underwriter in the Resale Registration Statement, Subscriber will have an opportunity to withdraw its Acquired Shares from the Resale Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Resale Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by Subscriber or otherwise, such Resale Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Acquired Shares to be registered for Subscriber shall be reduced pro rata among all subscribers. In the event the Issuer amends the Resale Registration Statement in accordance with the foregoing, the Issuer will use its commercially reasonable efforts to promptly file with the Commission one or more registration statements to register the resale of those Registrable Securities (as defined below) that were not registered on the initial Resale Registration Statement, as so amended and to cause such amendment or Resale Registration Statement to become effective as promptly as practicable. The Issuer will, at its own expense, use its commercially reasonable efforts to maintain the continuous effectiveness of the Resale Registration Statement until all such securities cease to be Registrable Securities or such shorter period upon which each holder of Registrable Securities included in such Resale Registration Statement have notified the Issuer that such Registrable Securities have actually been sold. The Issuer will provide all customary and commercially reasonable cooperation necessary to (i) enable Subscriber to resell the Acquired Shares pursuant to the Resale Registration Statement or Rule 144, as applicable, (ii) qualify the Acquired Shares for listing on NYSE, (iii) update or amend the Resale Registration Statement as necessary to include Registrable Securities and (iv) provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Acquired Shares and any other equity security of the Issuer issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of:  (A) when Subscriber ceases to hold any Registrable Securities; (B) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144; (C) when such securities shall have ceased to be outstanding or (D) three (3) years from the date of effectiveness of the Resale Registration Statement.

(b)In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i)        except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Resale Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Resale Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, for as long as Subscriber continues to hold Registrable Securities;

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(ii)        advise Subscriber, as promptly as practicable but in any event, within three (3) business days:

(1)       when a Resale Registration Statement or any amendment thereto has been filed with the Commission and when such Resale Registration Statement or any post-effective amendment thereto has become effective;

(2)        after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for such purpose;

(3)         of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)         subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Resale Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (and in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Issuer;

(iii)             use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Resale Registration Statement as soon as reasonably practicable;

(iv)              upon the occurrence of any event contemplated in Section 5(b)(ii)(4), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Resale Registration Statement, the Issuer shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Resale Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)                use its commercially reasonable efforts to cause all Acquired Shares to be listed on NYSE;

(vi)              allow Subscriber to review disclosure specifically regarding Subscriber in the Resale Registration Statement on reasonable advance notice; and

(vii)            use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Acquired Shares.

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(c)Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay the filing or postpone the effectiveness of the Resale Registration Statement, and from time to time to require Subscriber not to sell under the Resale Registration Statement or to suspend the effectiveness thereof, if it determines that in order for the Resale Registration Statement not to contain a material misstatement or omission, (x) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (y) the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Issuer’s board of directors (the “Board”) reasonably believes would require additional disclosure by the Issuer in the Resale Registration Statement of material information that the Issuer has a bona fide business purpose or legal obligations for keeping confidential and the non-disclosure of which in the Resale Registration Statement would be expected, in the reasonable determination of the Board, to cause the Resale Registration Statement to fail to comply with applicable disclosure requirements or (z) in the good faith judgment of the majority of the members of the Board, upon the advice of legal counsel, such filing or effectiveness or use of such Resale Registration Statement, would be seriously detrimental to the Issuer and the majority of the members of the Board concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Resale Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Resale Registration Statement is effective or if as a result of a Suspension Event the Resale Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Resale Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Resale Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

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(e)Indemnification.

(i)          The Issuer shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, officers, employees, affiliates, agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or the Exchange Act) and the officers, directors and employees of each such controlling person from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) that arise out of, are based upon, or are caused by any untrue statement of material fact contained in any Resale Registration Statement (or incorporated by reference therein), prospectus included in any Resale Registration Statement (“Resale Prospectus”) or preliminary Resale Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except to the extent that such untrue statements, omissions or alleged omissions are caused by or contained in any information furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein. The indemnification contained in this Section 5(e)(i) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a Resale Prospectus made available by the Issuer in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Subscription Agreement.

(ii)            In connection with any Resale Registration Statement in which Subscriber is participating, Subscriber agrees to indemnify and hold harmless, to the extent permitted by law, the Issuer, its directors, officers, agents, employees and affiliates and each person or entity who controls the Issuer (within the meaning of Section 15 of the Securities Act) and the officers, directors and employees of each such controlling person against any Losses, resulting from, arising out or that are based upon of any untrue statement of material fact contained in the Resale Registration Statement, Resale Prospectus or preliminary Resale Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission was made (or not made in the case of an omission) in reliance on, and in conformity with, any information or affidavit so furnished in writing by or on behalf of Subscriber expressly for use therein; provided, however, that in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber from the sale of Acquired Shares pursuant to such Resale Registration Statement giving rise to such indemnification obligation and provided further that the indemnification contained in this Section 5(e)(ii) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed).

(iii)         Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (together with one firm of local counsel (in each jurisdiction)) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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(iv)          The indemnification provided under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares.

(v)          If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), 5(e)(ii), 5(e)(iii), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e)(v) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 5(e)(v) by any seller of Acquired Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Acquired Shares pursuant to the Resale Registration Statement.

6.Termination.

(a)This Subscription Agreement may be terminated at any time prior to the Closing:

(i)             by the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement;

(ii)             by either the Issuer or the Subscriber upon written notice to the other, if the Closing has not occurred on or prior to the date that is sixty (60) days after the date hereof (the “Termination Date”); provided that the right to terminate this Subscription Agreement under this Section 6(a)(ii) shall not be available to any party if any breach by such party of its representations and warranties set forth in this Subscription Agreement or the failure of such party to perform any of its obligations under this Subscription Agreement has been a principal cause of or primarily resulted in the events specified in this Section 6(a)(ii);

(iii)           by either the Issuer or the Subscriber if any Restraint enjoining or otherwise prohibiting consummation of the transactions contemplated by this Subscription Agreement shall be in effect and shall have become final and non-appealable prior to the Closing Date; provided that the party seeking to terminate this Subscription Agreement pursuant to this Section 6(a)(iii) shall have used reasonable best efforts to remove such Restraint to the extent applicable to such party or its affiliates;

(iv)            by the Subscriber if the Issuer shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Subscription Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 2(b)(ii) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Issuer of written notice of such breach or failure to perform from the Subscriber stating the Subscriber’s intention to terminate this Subscription Agreement pursuant to this Section 6(a)(iv) and the basis for such termination; provided that the Subscriber shall not have the right to terminate this Subscription Agreement pursuant to this Section 6(a)(iv) if the Subscriber is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a conditions set forth in Section 2(b)(i)(1) or 2(b)(i)(2); or

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(v)           by the Issuer if the Subscriber shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Subscription Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 2(b)(i)(1) or 2(b)(i)(2) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Subscriber of written notice of such breach or failure to perform from the Issuer stating the Issuer’s intention to terminate this Subscription Agreement pursuant to this Section 6(a)(v) and the basis for such termination; provided that the Issuer shall not have the right to terminate this Subscription Agreement pursuant to this Section 6(a)(v) if the Issuer is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 2(b)(ii)(1) or 2(b)(ii)(2).

(b)Any termination of this Subscription Agreement as provided in Section 6(a) shall be effective upon delivery of written notice thereof to the other party, specifying the provision hereof pursuant to which such termination is made, and this Subscription Agreement shall be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover Losses, liabilities or damages arising from such breach.

7.Issuer’s Covenant.

(a)Immediately following the execution and delivery of this Agreement by the parties hereto, the Issuer shall, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), use its commercially reasonable efforts to seek and obtain the Stockholder Approval by written consent of Embraer Aircraft Holding, Inc. in the form attached as Exhibit A hereto (the “Stockholder’s Written Consent”). As soon as practicable after execution of this Agreement, the Issuer shall prepare and file with the Commission the Information Statement. The Issuer shall use its commercially reasonable efforts to resolve all Commission comments with respect to the Information Statement as promptly as reasonably practicable after receipt thereof and to have the Information Statement cleared by the staff of the Commission as promptly as reasonably practicable after such filing. The Issuer shall make any necessary filings with respect to the Issuance under the Exchange Act and the rules and regulations thereunder.

8.Subscriber’s Covenant.

(a)Immediately following the execution of this Agreement, Subscriber shall execute and deliver to the Issuer the Stockholder’s Written Consent.

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9.Miscellaneous.

(a)Each party hereto acknowledges that the other party hereto will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects.

(b)Each of the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c)This Subscription Agreement may not be transferred or assigned without the prior written consent of the other party hereto, and any such attempted transfer or assignment shall be void.

(d)All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(e)The Issuer may request from Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Issuer agrees to keep any such information provided by Subscriber confidential.

(f)This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto.

(g)This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(k)Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

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(l)Except as otherwise provided in this Subscription Agreement, the Issuer shall be solely responsible for the fees of the Transfer Agent and stamp taxes associated with the issuance of the Acquired Shares.

(m)Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iv) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to the Issuer, to:

Eve Holding, Inc.
1400 General Aviation Drive

Melbourne, Florida 32935
Attention: Simone Galvao De Oliveira, General Counsel

Email: [***]

with a required copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Thomas W. Greenberg
Email: [***]

if to Subscriber, to:

Embraer Aircraft Holding, Inc.

276 SW 34th Street

Fort Lauderdale, Florida, 33315

Attention: Gary Kretz, Financial Manager

Email: [***]

(n)The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

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(o)This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE), OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(o).

(p)If any change in the Common Stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, then the number of Acquired Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

(q)The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  Unless the context otherwise requires; (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Subscription Agreement; (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with generally accepted accounting principles; (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter; (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Eve Holding, Inc.
By:	/s/ Johann Bordais
Name:	Johann Bordais
Title:	Chief Executive Officer

By:	/s/ Eduardo Couto
Name:	Eduardo Couto
Title:	Chief Financial Officer

Date: August 13, 2025

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Embraer Aircraft Holding, Inc.
By:	/s/ Guilherme Paiva
Name:	Guilherme Paiva
Title:	Chief Financial Officer

By:	/s/ Gary Kretz
Name:	Gary Kretz
Title:	Financial Manager

Subscriber’s EIN:	[***]
Address:	276 SW 34th Street
Fort Lauderdale, Florida, 33315

Attn:	Gary Kretz, Financial Manager
Telephone No.:	[***]

Date: August 13, 2025

[Signature Page to Subscription Agreement]

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